KARTOON STUDIOS TO LAUNCH “WINNIE-THE-POOH” MEGABRAND ON AMAZON PRIME VIDEO, ALONGSIDE NATIONWIDE RETAIL PROGRAM IN PARTNERSHIP WITH ALLIANCE ENTERTAINMENT, LEADING DISTRIBUTOR OF MOVIES AND MUSIC TO MAJOR RETAILERS AND ECOMMERCE

$30 MILLION JOINT VENTURE FUNDING PROVIDED VIA NON-DILUTIVE PRODUCTION FINANCING THROUGH A SUBSIDIARY OF CATALYST VENTURE PARTNERS

LARGEST PROJECT IN COMPANY HISTORY, BASED EXCLUSIVELY ON A.A. MILNE’S CLASSIC BOOKS THAT GAVE RISE TO $80 BILLION IN RETAIL SALES

“A HUNDRED ACRE CHRISTMAS” ANIMATED HOLIDAY MOVIE TO PREMIERE ON AMAZON PRIME VIDEO ON DECEMBER 24, 2025, FOLLOWED BY 5 HOLIDAY SPECIALS AND 104 EPISODE ANIMATED SERIES CELEBRATING 100TH ANNIVERSARY OF A.A. MILNE’S ORIGINAL PUBLICATION IN LONDON EVENING STANDARD

Beverly Hills, CA – June 20, 2024: Kartoon Studios (NYSE American:TOON) today announced its most ambitious project in the history of the company, Kartoon Studios’ “Winnie-the-Pooh.” Plans include an animated holiday movie, five holiday specials, and a four year/104 episode series, to premiere on Amazon Prime Video, via Kartoon Channel!’s subscription service on the platform. Concurrently, Alliance Entertainment (NASDAQ:AENT), a leading distributor of physical entertainment that supports major nationwide retailers, including Walmart, Target, Amazon and Barnes & Noble, will debut new merchandise through a nationwide retail program, in conjunction with Kartoon Studios rollout of a global consumer products campaign.

Kartoon Studios’ “Winnie-the-Pooh” is based on the designs and stories of one of the most successful brands of all time, A.A. Milne’s “Winnie-the-Pooh,” a property that has generated over $80 billion in sales over the last four decades and is estimated to currently generate $3-$6 billion per year for The Walt Disney Company. The total lifetime revenues exceed those of “Barbie,” “Harry Potter,” “Star Wars,” “Mickey Mouse,” “Peanuts,” “Ninja Turtles,” “Power Rangers,” “Marvel,” and almost every major brand in the world.

“Disney created an iconic and tremendously successful global brand with ‘Winnie-the-Pooh’ that we have all admired so much over many decades. When the property went into the public domain, we knew we could only undertake creating Pooh for a new generation if we could bring a completely new, different and unique look that was contemporary, protectable, and gave voice to the characters and stories created by A.A. Milne, as has never been done,” said Kartoon Studios’ Chairman & CEO Andy Heyward. “We are thrilled to launch with Amazon Prime Video and Alliance Entertainment to deliver unique and exceptional content, as we build out a new iteration of this entertainment brand and ‘Winnie-the-Pooh’-branded consumer products to the global marketplace.”

Pre-production has already begun on the animated holiday movie, set to premiere December 24, 2025, on Amazon Prime Video, through Kartoon Channel!’s $3.99/month subscription distribution agreement with them. Concurrently, the global retail program will kick off with the debut of products featuring an array of special features, distributed through Alliance Entertainment Corporation.

Kartoon Studios’ “Winnie-the-Pooh” animated content is being developed with a unique ‘yarn- based’ design and palette for the characters and backgrounds, along with original modern stories inspired by Milne’s beloved classic books. The beautifully imagined yarn gives the characters a depth and warmth. Additionally, the stories will be told in a ‘Seussian style’ rhyme to provide an enriched dimension to the stories.

“In designing Kartoon Studios’ ‘Winnie-The-Pooh,’ we combined the best of both AI and human creativity to arrive at the unique look of the characters and backgrounds that could not have been imaginable prior to the advent of AI in our industry,” commented Heyward. “Our use of our AI platform will enable us to bring a level of efficiency, speed-to-market, and creativity, to the production heretofore not possible,” said Heyward. “At a time when our world can be confusing for children, Pooh is an oasis of goodness, grounded in family, friendship, kindness, and love. Those are the exact values our version of Pooh will showcase as we focus on building Kartoon Studios’ “Winnie-The-Pooh” into a long-term global megabrand, through which the simple and comforting values A.A. Milne originally imagined, will endure forever.”

Heyward added: “We think this is a generational opportunity to capitalize on one of the greatest properties ever created, with a proven track record. Audiences around the world are demanding healthy, positive, family-friendly stories that will inspire and entertain kids, alongside a new line of products, from toys to books, videos to apparel, and more, that are steeped in these enriching values.”

The series is being financed through Joint Venture Production financing of $30 million provided by WTP SPV 1, a subsidiary of Catalyst Venture Partners. It is non-dilutive, production financing.

Steven A. Horowitz, Sr. Managing Director of WTP SPV and its parent company, Catalyst Venture Partners, stated: “We have committed to provide $30 million to the Special Purpose Joint Venture for this exciting new version of A.A. Milne’s ‘Winnie the Pooh’ from Kartoon Studios, which is non-dilutive to any of TOON’s existing stakeholders. Being able to participate in a timeless and proven children’s classic such as Milne’s ‘Winnie-The-Pooh,’ through the production of original animated content and the licensing of consumer products from those proprietary character designs and stories, is a unique opportunity we are very excited about. Andy Heyward and the team at Kartoon Studios have a long history of producing hit properties for children. An all-star array of award-winning talent across development, production, marketing, consumer products, and distribution has been assembled to manage the brand launch, and we are excited to be a part of what we are confident will be a hugely profitable and enduring business.”

“Capitalizing on the enormous equity inherent in A.A. Milne’s ‘Winnie-The-Pooh,’ the unique designs and storytelling, as well as the production efficiency by harnessing AI, Kartoon Studios’ new iteration of the timeless brand will have an exceptional array of attributes that we believe can lead to extraordinary profitability for the company,” stated Heyward.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, “Stan Lee’s Superhero Kindergarten,” starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; “Shaq’s Garage,” starring Shaquille O’Neal, on Kartoon Channel!; “Rainbow Rangers” on Kartoon Channel! and Ameba; the Netflix Original, “Llama Llama,” starring Jennifer Garner, and more. In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media, and a material financial interest in its subsidiary, Mainframe Studios, which is one of the most successful animation service houses in the world, producing top brands for 3rd parties , including “Cocomelon,” “Barbie’s Playhouse,” Unicorn Academy,” and “SuperKitties.” Additionally, the company made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families. Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com
# # #

Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:
pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:
ir@kartoonstudios.com